                                                                    EXHIBIT 3.16

                           ARTICLES OF ASSOCIATION
                                      FOR
                             THERMISOL DENMARK APS
                             (REG.NR. APS 237.115)
                                   --OOOOO--


                                     (S)1.
1.1. The name of the Company is Thermisol Denmark Aps.
1.2. The registered office of the Company will be situated in the municipality of Hedensted.

                                     (S)2.
2. The objects for which the Company is established are to produce and sell materials for the use of the building industry, the furniture industry and the metal industry and other related activities.

                                     (S)3.
3.1. The capital of the Company is DKK 125,000 divided into parts of DKK 1,000 and multiples thereof.
3.2. The capital of the Company has been paid up in full.
3.3. The name and address of the Part Holder shall be recorded in the Company's Register of Part Holders.
3.4. No part shall confer special rights upon the holder. No Part Holder shall be liable to have his parts redeemed by the Company or others either in full or in part.
3.5. Any transfer of parts shall be subject to the approval of the Management, both in respect of the transferee and in respect of the terms and conditions of the transfer.

                                     (S)4.
4.1. General meetings of the Company shall be held in the municipality of the registered office.
4.2. The ordinary general meeting shall be held each year within five months of the expiry of each financial year.
4.3. An extraordinary general meeting shall be held whenever deemed appropriate by the Management, the Auditor or a general meeting. An extraordinary general meeting shall be convened within fourteen days whenever requested in writing by Part Holders owning one tenth of the capital with a view to dealing with a specific subject.
4.4. General meetings shall be convened by the Management by letter to the Part Holders sent to addresses recorded in the Register of Part Holders, giving not more than four weeks' and not less than eight days' notice. The notice of conventions shall specify the business to be transacted at the general meeting, and if proposals for amendments to the Articles of Association are to be dealt with by the general meeting, the essential contents of the proposals shall be indicated in the notice.

4.5. Not later than eight days before the general meeting the agenda, the complete proposals and, as far as the ordinary general meeting is concerned, also the annual accounts with the Auditor's certificate an the annual report shall be available at the Company's office for inspection by the Part Holders and forwarded to the Part Holders.
4.6. All Part Holders shall be entitled to have a specific subject dealt with at the general meeting provided a written request to this effect is submitted to the Management in time for the Management to include the subject in the agenda of the general meeting.
4.7. Part Holders can expect their subjects for the agenda of the ordinary general meeting to be included in the agenda if submitted in writing to the Management not later than two months after the expiry of the financial year.

                                     (S)5.
5.1 At the ordinary general meeting the annual accounts endorsed with the Auditor's certificate and the annual report shall be presented and the following business shall be transacted,
     a)   Report on the activities of the Company.
     b) Submission for adoption of the annual accounts and discharge of the Management.
     c) Submission of proposal for applications of profits or covering of losses according to the annual accounts adopted.
     d)   Election of Management.
     e)   Election of Auditor.

                                     (S)6.
6. The Management shall appoint a Chairman to preside over the general meeting and to settle all questions relating to the proceedings, the voting, and the result of the voting.

                                     (S)7.
7.1  Each part of DKK 1,000 shall entitle the holder to one vote.
7.2 The general meeting shall only be able to decide on subjects included in the agenda.
7.3 The subjects dealt with at the general meeting shall be decided by simple majority unless special rules on representation and majority are laid down in the Danish Private Companies Act.
7.4 In order that decision on amendment of the Articles of Association can be made, the decision shall be approved by at least two thirds of both the votes cast and of the capital represented at the general meeting and entitles to vote.
7.5 Minutes of the general meeting shall be entered into the Minute Book of the Company and shall be signed by the Chairman and the members of the Management present.
7.6 If all Part Holders agree thereto, a decision can be made without holding a general meeting or without observing the rules of procedure for holding general meetings; however, such decision shall be entered into the Company's Minute Book.

                                     (S)8.
8.1.  The Company has no Board of Directors.
8.2.  The general meeting employs a Management that manages the Company.

                                     (S)9.
9.    The Company shall be bound by the signature of a manager.

                                    (S)10.
10.1  Auditing shall be made by a state-authorized public accountant.
10.2 The Auditor shall be elected by the general meeting for the period until the end of the following ordinary general meeting.

                                    (S)11.
11.   The financial year of the Company shall be 1 January to 31 December.

                                    (S)12.
12. The annual accounts shall be presented in a clear manner and in conformity with the legislation and shall give a true and fair view of the assets and liabilities of the Company as well as of the financial position and the result.

                                    (S)13.
13. The Management shall be authorized to make such amendments to the Articles of Association of the Company as may be requested by the Register of Companies.


                                  --  OOOOO--

                              IN THE MANAGEMENT:

                                OCTOBER 8, 1997



                           ________________________
                              MICHAEL T. KENNEDY

                                  VEDTAEGTER
                                      FOR
                             THERMISOL DENMARK APS
                             (REG.NR. APS 237.115)
                                  ---OOOOO---


                                     (S)1.
1.1.  Selskabets navn er Thermisol Denmark Aps.
1.2.  Selskabets hjemsted er Hedensted.

                                     (S)2.
2. Selskabets formal er produktion og handel med materialer til brug for bygningsbranchen, mobelindustrien og metalindustrien og anden virksomhed i forbindelse hermed.

                                     (S)3.
3.1. Selskabets indskudskapital er DKK 125.000 fordelt i anparter a DKK 1.000 og multipla heraf.
3.2.  Indskudskapitalen er fuldt indbetalt.
3.3.  Anpartshaverens navn of adresse indfores i anpartshaverfortegnelsen.
3.4. Ingen anpart har saerlige rettigheder. Ingen anpartshaver er forpligtet til at lade selskabet eller andre indlose sin anpart helt eller delvis.
3.5. Enhver overgang af anparter kraever direktionens godkendelse af savel den nye ejer som af overgangsvilkarene.

                                     (S)4.
4.1.  Generalforsamlinger afholdes pa hjemstedet.
4.2. Ordinaer generalforsamling afholdes hvert ar inden fem maneder efter udlobet af hvert regnskabsar.
4.3. Ekstraordinaer generalforsamling skal afholdes, nar direktionen, en revisor eller en generalforsamling finder det hensigtsmaessigt. Ekstraordinaer generalforsamling skal indkaldes inden fjorten dage, nar det ril behandling af et bestemt angivet emne skriftligt forlanges af anpartshavere, der ejer 1/10 af indskudskapitalen.
4.4. Generalforsamlinger indkaldes af direktionen ved brev til anpartshaverne pa den til anpartshaverfortegnelsen opgivne adresse med hojst fire uger og mindst otte dages varsel. I indkaldelsen skal angives, hvukje anliggender der skal behandles pa generalforsamlingen, og safremt forslag til vedtaegtsaendringer skal behandles pa generalforsamlingen, skal forslagets vaesentligste indhold angives i indkaldelsen.
4.5. Senest otte dage for generalforsamlingen skal dagsordenen og de fuldstaedige forslag sarnt for den ordinaere generalforsamlings vedkommende tillige arsergnskab med revisionspategning og arsberetning fremlaegges til eftersyn for anpartshaverne pa selskabets kontor og tilsendes anpartshaverne.

4.6. Enhver anpartshaver har ret til at fa et bestemt emne behandlet pa generalforsamlingen, safremt han skriftligt fremsaetter krav herom over for direktionen i sa god til, at emnet kan optages pa dagsordenen for generalforsamlingen.
4.7. Emner fra anpartshaverne til den ordinaere generalforsamlings dagsorden kan paregnes optaget pa denne, nar de fremkommer skriftligt til bestyrelsen senest to maneder efter regnskabsarets udlob.

                                     (S)5.
5. Pa den ordinaere generalforsamling skal arsregnskabet med revisionspategning og arsberetning fremlaegges og folgende foretages:

      a)  Beretning om selskabets virksomhed.
      b) Forelaeggelse til godkendelse af arsregnskabet og meddelelse af decharge for direktionen.
      c) Forelaeggelse af forslag om anvendelse af overskud eller daekning af tan i henhold til det godkendte arsregnskab.
      d)  Valg af direktion.
      e)  Valg af revision.

                                     (S)6.
6. En af direktionen valgt dirigent leder forhandlingerne pa generalforsamlingen og afgor alle sporgsmal vedrorende sagernes behandlingsmade, stemmeafgivningen og dennes resultat.

                                     (S)7.
7.1   Hvert anpartsbelob pa DKK 1.000 giver en stemme.
7.2 Pa generalforsamlingen kan beslutning kun tages om de forslag, der har vaeret optaget pa dagsordenen.
7.3 De pa generalforsamlingen behandlede anliggender afgores ved simpelt stemmeflertal, medmindre anpartsselskabsloven foreskriver saerlige regler om repraesentation og majoritet.
7.4 Til vedtagelse af beslutning om aendring i selskabets vedtaegter kraeves, at beslutningen tiltraegter af mindst 2/3 savel af de afgivne stemmer som af den pa generalforsamlingen repraesenterede stemmeberettigede indskudskapital.
7.5 Over det pa generalforsamlingen passerede indfores beretning i selskabets forhandlingsprotokol, der underskrives af dirigenten og den tilstedevaerende direktion.
7.6 Safrernt samtlige anpartshavere er enige herom, kan en beslutning traeffes unden afholdese af genersalforsamling eller unden iagttagelse af reglerne om fremgangsmaden ved afholdelse af generalforsamling; beslutningen shal dog indfores i selskabets forhandlingsprotokol.

                                     (S)8.
8.1.  Selskabet har ingen bestyrelse.
8.2.  Generalforsamlingen ansaetter en direktion. der leder selskabet.

                                     (S)9.
9.    Selskabet tegnes af en direktor.

                                    (S)10.
10.1  Revision foretages af en statsautoriseret revisor.
10.2 Revisionen vaelges af generalforsamlingen for tiden indtil afslutningen af naeste ordinaere generalforsamling.

                                    (S)11.
11.   Selskabets regnskabsar er 1. january til 31. december.

                                    (S)12.
12. Arsregnskabet skal opstilles pa overskuelig made I overensstemmelse med lovgivningen og skal give et retvisende billede af selskabets aktiver og passiver, den okonomiske stilling sarnt resultatet.

                                    (S)13.
13. Direktionen er bemyndiget til at foretage sadanne aendringer I selskabets vedtaegter, som Erhvervsog Selskabsstyrelsen matte forlange.



                                  ---OOOOO--

                                I DIREKTIONEN:

                                OCTOBER 8, 1997


                         ____________________________
                              MICHAEL T. KENNEDY